MATEC Corporation                                              Exhibit 11
Calculation of Earnings Per Share
(amounts in thousands, except per share data)

                                                       Three Months Ended
                                                       6/29/97    6/30/96
                                                       -------    -------
Net earnings ......................................    $    42     $  176
                                                       =======     ======

Calculation of primary earnings per share:
------------------------------------------
 Weighted average common shares outstanding .......      2,734      2,765
 Increase from assumed exercise of stock options
  and investment of proceeds in treasury stock,
  based upon average market prices ................         37         79
                                                       -------     ------

 Average common stock and common equivalent
  shares outstanding (B) ..........................      2,771      2,844
                                                       =======     ======
 Net earnings per common and common equivalent
  share (A) .......................................    $   .02     $  .06
                                                       =======     ======

Calculation of fully diluted earnings per share:
------------------------------------------------
 Weighted average common shares outstanding .......      2,734      2,765
 Increase from assumed exercise of stock options
  and investment of proceeds in treasury stock,
  based upon the higher of average or quarter-end
  market prices ...................................         56         79
                                                       -------     ------
 Average common stock and common equivalent
  shares used to calculate fully diluted earnings
  per share (B) ...................................      2,790      2,844
                                                       =======     ======
 Net earnings per common and common equivalent
  share assuming full dilution (C) ................    $   .02     $  .06
                                                       =======     ======

(A) Dilution from stock options is less than 3%, therefore primary earnings per share is based on the weighted average number of shares outstanding.

(B) The effect of the outstanding warrants is excluded since they do not meet either test of paragraph 37 of APB Opinion 15.

(C) Dilution is less than 3%, therefore the primary basis was used for per share calculations.






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MATEC Corporation and Subsidiaries                             Exhibit 11
Calculation of Earnings Per Share
(amounts in thousands, except per share data)

                                                        Six Months Ended
                                                       6/29/97    6/30/96
                                                       ------     -------
Net earnings ......................................    $   23      $  393
                                                       ======      ======

Calculation of primary earnings per share:
------------------------------------------
 Weighted average common shares outstanding .......     2,741       2,765
 Increase from assumed exercise of stock options
  and investment of proceeds in treasury stock,
  based upon average market prices ................        22          79
                                                       ------     -------

 Average common stock and common equivalent
  shares outstanding (B) ..........................     2,763       2,844
                                                       ======     =======
 Net earnings per common and common equivalent
  share (A) .......................................    $  .01     $   .14
                                                       ======     =======

Calculation of fully diluted earnings per share:
------------------------------------------------
 Weighted average common shares outstanding .......     2,741       2,765
 Increase from assumed exercise of stock options
  and investment of proceeds in treasury stock,
  based upon the higher of average or quarter-end
  market prices ...................................        40          79
                                                       ------     -------
 Average common stock and common equivalent
  shares used to calculate fully diluted earnings
  per share (B) ...................................     2,781       2,844
                                                       ======     =======
 Net earnings per common and common equivalent
  share assuming full dilution (C) ................    $  .01     $   .14
                                                       ======     =======

(A) Dilution from stock options is less than 3%, therefore primary earnings per share is based on the weighted average number of shares outstanding.

(B) The effect of the outstanding warrants is excluded since they do not meet either test of paragraph 37 of APB Opinion No. 15.

(C) Dilution is less than 3%, therefore the primary basis was used for per share calculations.






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